Exhibit 10.1

SECURED PARTY ASSET PURCHASE AGREEMENT

This SECURED PARTY ASSET PURCHASE AGREEMENT (the “Agreement”) is entered into as of October 31, 2024, by and among Funicular Funds, LP, a Delaware limited partnership, as purchaser (“Purchaser”), Funicular Funds, LP, a Delaware limited partnership, as the Holder of the Notes (as defined below) (the “Secured Party”), and RiceBran Technologies, a California corporation (the “Borrower”).

RECITALS

WHEREAS, the Borrower is indebted to Secured Party pursuant to the terms of that certain (i) Secured Promissory Note, dated as of December 1, 2023 (as amended, restated, supplemented, or otherwise modified from time to time, the “December 2023 Note”), that certain Secured Promissory Note, dated as of June 4, 2024 (as amended, restated, supplemented, or otherwise modified from time to time, the “June 2024 Note”), and that certain Secured Promissory Note, dated as of July 22, 2024 (as amended, restated, supplemented, or otherwise modified from time to time, the “July 2024 Note” and collectively with the December 2023 Note and the June 2024 Note, the “Secured Notes”), each of which were executed by the Borrower in favor of the Secured Party, and guaranteed by MGI Grain Incorporated (“MGI Grain”), as a Guarantor, and Golden Ridge Rice Mills, Inc., as a Guarantor (collectively, the “Guarantors”), and (ii) all other documents, instruments, and agreements entered into in connection with the Secured Notes (as amended, restated, supplemented, and/or modified from time to time, collectively with the Secured Notes, the “Note Documents”).

WHEREAS, Secured Party holds security interests in substantially all of Borrower’s personal property (as defined in the Note Documents, the “Collateral”).

WHEREAS, Event of Defaults have occurred and are continuing under the Note Documents and the Secured Party has accelerated the maturity of the indebtedness of Borrower to Secured Party under the Note Documents (the “Secured Debt”), and based on the foregoing, Secured Party is entitled to exercise its remedies under the Note Documents and applicable law, including the Uniform Commercial Code as presently enacted in the State of New York (including, to the extent applicable to the transactions contemplated herein, the Uniform Commercial Code as enacted in any other state, (the “Code”); terms used herein and defined in Section 9-102 of the Code shall have the meanings ascribed to such terms therein).

WHEREAS, on September 20, 2024, pursuant to Section 9-611 of the Code, the Secured Party delivered a Notice of Public or Private Disposition of Collateral (the “Notice of Foreclosure”) to the Borrower and all other parties required under the Code;

WHEREAS, on October 24, 2024, (i) the Secured Party conducted a public auction as contemplated by the Notice of Foreclosure, (ii) at the public auction, the Purchaser submitted a credit bid of the outstanding Secured Debt in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000) to purchase the Transferred Assets (as defined herein), which constituted the only, best and highest offer for the Transferred Assets, and (iii) in accordance with the bidding procedures established by the Secured Party, the Purchaser was selected as the successful bidder at the public auction; and

WHEREAS, Borrower consents to the public foreclosure sale by Secured Party to Purchaser of the Transferred Assets on the terms set forth in this Agreement and has agreed to cooperate with Secured Party and Purchaser to facilitate the sale of all of its right, title, and interest in and to the Transferred Assets.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Secured Party, and Purchaser hereby agree as follows:

1.    Sale of Transferred Assets. Pursuant to the Secured Party’s rights and remedies under the Note Documents and other applicable law, including Sections 9-601 through 9-624 of the Code, upon the terms and subject to the conditions of this Agreement, in consideration of and in exchange for the Credit Bid defined in Section 3 herein, Secured Party agrees, on the Closing Date (as defined below), to sell, transfer, assign and convey to Purchaser, and Purchaser hereby agrees to purchase from Secured Party, all of Secured Party’s and Borrower’s right, title and interest in the Transferred Assets (as defined below). On the Closing Date, (a) Secured Party and Borrower shall execute and deliver to Purchaser a Secured Party Bill of Sale and Transfer Statement, in the form attached as Exhibit A hereto (the “Bill of Sale”); and (b)  Borrower shall execute and deliver to Purchaser an Irrevocable Limited Power of Attorney in the form attached as Exhibit B hereto (the “Power of Attorney”).

(a)      For purposes of this Agreement, “Transferred Assets” shall mean the following personal property of Borrower:

(i)    100% of the equity interests in MGI Grain Incorporated, a Delaware corporation (“MGI Grain”);

(ii)    all claims, causes of action, and rights of Borrower relating to the Transferred Assets, whether choate or inchoate, known or unknown, contingent or non-contingent;

(iii)    all Proceeds, products, accessions, rents and profits of any and all of the foregoing; and

(iv)    all books, records, reports, files, notes, correspondence, data, assessments, computer software, computer printouts, tapes, cloud servers and storage, disks and other electronic storage media and related data processing software, documents, and similar items that at any time evidence or contain information relating to any of the Transferred Assets, including, without limitation, all materials stored on, provided via, or accessible through any virtual data room, data site, or FTP site, along with all necessary login information and other credentials necessary to access such site;

provided, however, that Borrower shall be permitted to keep originals or copies of all books and records as are reasonably necessary for Borrower to fulfill its fiduciary and administrative duties, including, without limitation, tax preparation, claims reconciliation, and the winding up of its affairs (the “Excluded Books and Records”); provided, further, that the list of Transferred Assets may be amended within 180 days following the Closing Date by the Purchaser to add any additional assets of Borrower which constitute Collateral as of the date of Closing Date, which Purchaser determines is necessary or desirable for the operations of MGI Grain.

2.       Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Transferred Assets shall not include any of the Excluded Assets and the Excluded Assets shall not be transferred to Purchaser, but shall be retained by Borrower, subject to the security interests of the Secured Party under the Note Documents. For purposes of this Agreement, “Excluded Assets” shall mean the following items:

(a)    all cash, cash equivalents and deposit accounts;

(b)    any right that Borrower has with respect to tax refunds claims for tax refunds and tax attributes;

(c)    any director and officer insurance policies issued to Borrower;

(d)    the Excluded Books and Records; and

(e)    all assets that are not expressly identified as Transferred Assets;

provided, further, that the list of Excluded Assets shall be automatically amended to exclude any additional assets added to the list of Transferred Assets pursuant to Section 2 above.

3.      Credit Bid. As consideration for the sale, transfer, assignment and conveyance of the Transferred Assets by Secured Party, Purchaser agrees to credit bid the outstanding Secured Debt in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000) (the “Credit Bid”) for all of the Transferred Assets, which Credit Bid shall be applied in the following order: (i) first, to the Secured Debt owing under the July 2024 Note until paid in full, (ii) second to the Secured Debt owing under the June 2024 Note until paid in full, and (iii) third, to the Secured Debt owing under the December 2023 Note Borrower acknowledges and agrees that all Secured Debt owing under the Note Documents that are not part of the Credit Bid shall remaining outstanding following the Closing Date and shall remain secured by any Collateral not included in the Transferred Assets, in accordance with the terms of the Note Documents.

4.       Obligations Assumed.

(a)       Liabilities. Purchaser agrees, upon consummation of, and effective as of, the Closing, to assume those (and only those) liabilities of Borrower expressly listed below in this Section 4(a) (collectively, the “Assumed Liabilities”):

(i)    obligations arising in respect of the Transferred Assets from and after the Closing Date and not related to actions or omissions, violations or breaches by Borrower or Secured Party prior to the Closing Date.

(b)     Liabilities and Obligations Not Assumed. Except as expressly set forth in Section 4(a) above, Purchaser shall not assume or become obligated in any way to pay or perform or otherwise become liable for any liabilities, debts, or obligations of any kind or nature whatsoever relating to, arising from, or connected to the Borrower or the Transferred Assets, including but not limited to any liabilities, debts, or obligations now or hereafter arising from Borrower’s business activities that took place prior to the Closing. All liabilities, debts and obligations of Borrower or Secured Party not expressly assumed by Purchaser hereunder are hereinafter referred to as the “Excluded Liabilities.”

(c)    No Obligations to Third Parties. The execution and delivery of this Agreement shall not be deemed to confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns, or make any person or entity a third party beneficiary of this Agreement, or to obligate either party to any person or entity other than the parties hereto and their respective successors and permitted assigns. Assumption by Purchaser of any liabilities or obligations of Borrower under Section 4(a) shall in no way expand the rights or remedies of third parties against Purchaser as compared to the rights and remedies such parties would have against Borrower if the Closing were not consummated.

5.     Borrower’s Consent. Borrower hereby acknowledges receipt of the Notice of Foreclosure and hereby consents and agrees to the public foreclosure sale of the Transferred Assets by Secured Party to Purchaser as set forth in this Agreement and the transfer of all of Borrower’s rights, title, and interest in the Transferred Assets to Purchaser pursuant to this Agreement and Section 9-617 of the Code. To the extent the sale of any of the Transferred Assets by Secured Party to Purchaser is ineffective for any reason or is or becomes subject to avoidance, Borrower hereby transfers and assigns such Transferred Assets to Purchaser.

6.      Closing. Subject to satisfaction of the conditions precedent set forth in Sections 8 and 9 below, the closing of the purchase and sale of the Transferred Assets (the “Closing”) shall take place on the date hereof or at such other date and time as the parties shall mutually agree. The date on which the Closing is consummated is referred to herein as the “Closing Date.”

7.      Tangible Assets. Purchaser or its designee shall be responsible for arranging for the removal of any Transferred Assets that are tangible assets. Secured Party shall have no responsibility to provide access to any tangible assets not in Secured Party’s possession. Borrower shall provide Purchaser with access to any Transferred Assets in its possession and its control.

8.       Secured Party’s Conditions Precedent. Secured Party’s obligations to consummate the Closing shall be conditioned upon the satisfaction or waiver of the following:

(a)    The Secured Debt owed by Borrower to Secured Party shall be unpaid immediately prior to the Closing Date.

(b)    The representations and warranties of Purchaser contained in Section 11 shall be true and correct on and as of Closing.

(c)    Borrower and Purchaser shall have performed or complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such parties on or before the Closing.

(d)    As of the Closing Date, the sale of the Transferred Assets by Secured Party or any of the transactions contemplated hereby are not prohibited by any stay or injunction in any litigation, governmental action, or other proceeding, including, without limitation, the “automatic stay” under 11 U.S.C. § 362 in any pending case under Title 11 of the United States Code by or against Borrower.

(e)    Purchaser shall have made the Credit Bid as provided in Section 3.

(f)    All requirements of Sections 9-601 through 9-624 of the Code shall have been complied with or waived to the reasonable satisfaction of Secured Party.

9.        Purchaser’s Conditions Precedent. Purchaser’s obligations to consummate the Closing shall be conditioned upon the satisfaction or waiver of the following:

(a)    The representations and warranties of Secured Party contained in Section 10 shall be true and correct on and as of Closing.

(b)    Borrower and Secured Party shall have performed or complied with all agreements, obligations and conditions contained in this Agreement and required to be performed or complied with by such parties on or before the Closing.

(c)    As of the Closing Date, the sale of the Transferred Assets by Secured Party or any of the transactions contemplated hereby are not prohibited by any stay or injunction in any litigation, governmental action, or other proceeding, including, without limitation, the “automatic stay” under 11 U.S.C. § 362 in any pending case under Title 11 of the United States Code by or against Borrower.

(d)    Secured Party and Borrower shall have executed and delivered to Purchaser the Bill of Sale. Borrower shall have executed and delivered to Purchaser the Power of Attorney.

(e)    All requirements of Sections 9-601 through 9-624 of the Code shall have been complied with or waived to the reasonable satisfaction of Purchaser.

10.      Representations and Warranties of Secured Party. Secured Party represents and warrants to Purchaser, as follows:

(a)    It is an entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to execute, deliver, and perform the transactions contemplated hereby.

(b)    The execution, delivery, and performance by Secured Party of this Agreement (and each agreement executed and delivered by it in connection herewith) and the closing by Secured Party of the transactions contemplated hereby are within the power of Secured Party and have been duly authorized by all necessary actions on the part of Secured Party. The execution of this Agreement (and each agreement executed and delivered by it in connection herewith) by Secured Party constitutes, or will constitute, a legal, valid and binding obligation of Secured Party, enforceable against Secured Party in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(c)    No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Secured Party (or any of its properties) is required for (i) Secured Party’s execution and delivery of this Agreement (and each agreement executed and delivered by it in connection herewith) or (ii) the closing by Secured Party of the transactions contemplated by this Agreement (and each agreement executed and delivered by it in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable) and is still in full force and effect.

11.      Representations and Warranties of Purchaser. Purchaser represents and warrants to Secured Party, as follows:

(a)    Purchaser (i) is a limited partnership duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and (ii) has all requisite power and authority to execute, deliver, and perform the transactions contemplated hereby.

(b)    The execution, delivery, and performance by Purchaser of this Agreement (and each agreement executed and delivered by it in connection herewith) and the consummation of the transactions contemplated hereby are within the power of Purchaser and have been duly authorized by all necessary actions on the part of Purchaser. The execution of this Agreement (and each agreement executed and delivered by it in connection herewith) by Purchaser constitutes, or will constitute, a legal valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors’ right generally and general principles of equity.

(c)    No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Purchaser (or any of its properties) is required for (i) Purchaser’s execution and delivery of this Agreement (and each agreement executed and delivered by it in connection herewith) or (ii) the consummation by Purchaser of the transactions contemplated by this Agreement (and each agreement executed and delivered by it in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable) and is still in full force and effect.

(d)    Purchaser (i) is a sophisticated entity with respect to the purchase of the Transferred Assets, (ii) is able to bear the economic risk associated with the purchase of the Transferred Assets, (iii) has adequate information concerning the business, assets, financial condition, operations and prospects of the Borrower and its subsidiaries to make an informed decision regarding the purchase of the Transferred Assets, (iv) has such knowledge and experience, and have made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the purchase of the Transferred Assets and (v) has independently and based on such information as the Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement.

(e)    Purchaser (and if requested by Purchaser, its legal, professional, financial, tax and other advisors) has been given the opportunity (i) to examine all documents and financial information concerning the Borrower, the Transferred Assets, and MGI Grain in the data room made available to interested parties in connection with the auction for the Foreclosure Sale, and (ii) to ask questions of, and to receive answers from, the Secured Party concerning the Borrower, the Transferred Assets, and MGI Grain.

(f)      MGI Equity.

(a)    Purchaser has sufficient knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of an investment in the MGI Equity.

(b)    Purchaser’s financial situation is such that Purchaser can afford to bear the economic risk of holding the MGI Equity for an indefinite period of time, and Purchaser can afford to suffer the complete loss of our investment in the MGI Equity.

(c)    Purchaser shall acquire the MGI Equity for its own account and investment only and not for distribution or sale. Purchaser does not have any plan or intention to sell, exchange, transfer, or otherwise dispose of (including by way of gift) any of the MGI Equity immediately after the date of our purchase of the MGI Equity.

(d)    The MGI Equity is not registered and may not be resold unless pursuant to an effective registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws, or unless a valid exemption from such registration is available.

(e)    Any certificates with respect to the MGI Equity shall bear a restrictive legend typed on such certificates indicating that the MGI Equity may not be sold except pursuant to an effective registration under the Securities Act and applicable state securities laws, or unless a valid exemption from such registration is available.

12.    [Reserved.]

13.    Foreclosure Sale Under Article 9 of the Code. The parties hereto acknowledge and agree that the sale and transfer of the Transferred Assets to Purchaser at Closing are and shall be made pursuant to Section 9-610 of the Code; the sale provided herein shall constitute a “disposition” under the Code pursuant to a public foreclosure sale; and Purchaser will constitute and have the rights of a “transferee” under the Code, including, without limitation, the provisions of Section 9-617 of the Code. The Bill of Sale is intended to and shall constitute a “transfer statement” pursuant to Section 9-619 of the Code.

14.    No Liability for Borrower’s Performance. In no event shall Secured Party have any liability under this Agreement for any breach related to the performance by Borrower of its obligations under this Agreement or for breach of this Agreement by Borrower.

15.    Expenses. Secured Party shall be entitled to reimbursement of all expenses incurred in connection with the transactions contemplated by this Agreement as provided in the Note Documents.

16.      [Reserved.]

17.      Notices. Any notice or other communication to a party hereto pursuant to this Agreement shall be in writing, and shall be deemed given (a) upon the earlier of actual receipt and three (3) business days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmation of receipt, when sent by electronic mail transmission; (c) one (1) business day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below (as such address information may be updated by written notice in accordance with the foregoing).

To Borrower:

RiceBran Technologies

25420 Kuykendahl Rd., Suite B300

Tomball, TX 77375

Attn:    William Keneally, Interim CFO

Email:  wkeneally@ricebrantech.com

To Secured Party and Purchaser:

Funicular Funds, LP

601 California Street, Suite 1151

San Francisco, CA 94108

Attn:    Jacob Ma-Weaver

Email:  jacob@cablecarcapital.com

with a copy to (which shall not constitute notice):

Ropes & Gray LLP

10250 Constellation Boulevard

Los Angeles, CA 90067

Attention: Jennifer Harris & Patricia Chen

Email:      Jennifer.Harris@ropesgray.com; Patricia.Chen@ropesgray.com

18.      Disclaimer: The sale of the Transferred Assets is “as is and where is” and “with all faults” with no express or implied representations, covenants, and warranties of any kind, nature or type whatsoever, and the Secured Party and Rock Creek Advisors, LLC, as the sale agent for the Secured Party (the “Secured Party Sale Agent”) make no, and disclaim any, representation, covenant, or warranty of any kind, nature or type whatsoever with respect to the Transferred Assets, including, without limitation, any warranty of merchantability or fitness for a particular purpose, and there is no warranty relating to title, possession, quiet enjoyment, value, suitability, or the like which by operation of law would otherwise accompany a voluntary disposition of the Transferred Assets. Without limiting the generality of the foregoing, the Secured Party and the Secured Party Sale Agent make no representation or warranty, express or implied, as to the validity or utility of the Transferred Assets, title to the Transferred Assets, whether the sale will be free and clear of liens and security interests (other than the security interests of the Secured Party), the financial or operational condition of any entity the equity interest of which is sold (including the amount of any liabilities owed by such entity or the existence of liens or security interests on assets of such entity), the status of any issued patents or registered trademarks or any applications for patents or trademarks, whether any transfer documentation executed by the Secured Party will be sufficient to transfer title to intellectual property registered in foreign jurisdictions, whether the intellectual property or any use thereof infringes on the rights of others, whether any intent-to-use trademark applications are assignable, or whether any license agreements, equipment leases, or other contracts are assignable. Any and all costs associated with transferring title to, assigning, perfecting, recording, maintaining, renewing, defending, enforcing, or registering intellectual property domestically or in a foreign jurisdiction, including without limitation costs of legalizing and/or translating documents, legal fees, and patent office, trademark office, or other governmental fees, are solely the responsibility of Purchaser. Further, the Secured Party and the Secured Party Sale Agent disclaim any representation, covenant, or warranty regarding any approvals that may be required under applicable law or any contracts to effect the transfer of ownership of the Transferred Assets or in connection with the ownership or use of the Transferred Assets. Further, there is no warranty as to the existence, location or condition of any tangible assets constituting Transferred Assets. Certain equipment and other tangible Transferred Assets of the Debtor may be leased by, held by or under the control of third parties, and the Secured Party and the Secured Party Sale Agent make no, and disclaim any, representation or warranty of any kind as to the title to, lien priority with respect to, or the accessibility of such Transferred Assets.

19.      Miscellaneous.

(a)    Entire Agreement. This Agreement, together with the schedules and exhibits attached hereto, constitutes the entire agreement of the parties hereto regarding the purchase and sale of the Transferred Assets, and all prior agreements, understandings, representations and statements, oral or written, with respect to such subject matter are superseded hereby.

(b)    Captions. Section captions used in this Agreement are for convenience only, and do not affect the construction of this Agreement.

(c)    Counterpart Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by e-mail transmission shall be effective as delivery of a manually executed counterpart thereof and shall be deemed an original signature for all purposes.

(d)    Severability. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained in this Agreement.

(e)    Further Assurances. At any time or from time to time after the Closing, without further consideration, Secured Party and Borrower shall, at the reasonable request of Purchaser, execute and deliver such further instruments and documents as necessary to evidence or effect the consummation of the transactions contemplated by this Agreement.

(f)    Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Secured Party and Purchaser. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(g)    Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York (without reference to conflicts of law principles).

(h)    Waiver of Trial by Jury. THE PARTIES HERETO HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. THE PARTIES HERETO HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

(i)    Submission to Jurisdiction; Selection of Forum. EACH PARTY HERETO (A) AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, (B) IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS, (C) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN; (D) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, AND (E) AGREES THAT SERVICE OR PROCESS UPON ANY PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 17 OF THIS AGREEMENT.

(j)    Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean “including without limitation.”

(k)    No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

(l)    Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign its rights or interests or delegate all or any of its obligations or duties hereunder without the prior written consent of the Secured Party and the Purchaser.

(m)    Confidentiality. The parties hereto agree that they will hold in confidence all information, data and documents obtained by them or any of their officers, employees, agents, accountants, advisors, and representatives (each, a “Representative”) in connection with this Agreement from each other or any of each other’s Representatives, and that none of them nor any of their Representatives will disclose any such information, data or documents to, and none of them will discuss this Agreement or the transactions contemplated hereby with, any party other than the parties hereto and their respective Representatives, except as required by securities rules and regulations or other applicable law, regulation, subpoena or court order; provided, that the foregoing obligations of confidentiality shall not apply to information, data or documents that (1) was already in the possession of any party or its Representatives prior to the time of disclosure to such party or its Representatives by any of the other parties hereto, provided that such information was furnished to such party or its Representatives by a source not known by such party or its Representatives to be bound by a confidentiality agreement with any of the other parties, or otherwise not known by such party to be prohibited from disclosing the information to such party or its Representatives, (2) was or becomes generally available to the public other than as a result of a disclosure by such party or any of its Representatives in violation of this Agreement, or (3) was or is independently acquired or developed by such party or its Representatives without violating any of its obligations of confidentiality hereunder. Secured Party’s and Purchaser’s obligations hereunder shall not apply in connection with any enforcement or exercise of Secured Party’s and Purchaser’s rights and remedies under this Agreement.

[signature page follows]

IN WITNESS WHEREOF, Secured Party, Borrower, and Purchaser have caused this Agreement to be executed as of the day and year first above written.

BORROWER: RICEBRAN TECHNOLOGIES

By:
Name:	William J. Keneally
Title:	Interim Chief Financial Officer

SECURED PARTY: FUNICULAR FUNDS, LP

By:
Name:	Jacob Ma-Weaver
Title:	Managing Member of the General Partner

PURCHASER: FUNICULAR FUNDS, LP

By:
Name:	Jacob Ma-Weaver
Title:	Managing Member of the General Partner

[Siganture Page to Secured Party Asset Purchase Agreement]

EXHIBIT A

SECURED PARTY BILL OF SALE

EXHIBIT B

POWER OF ATTORNEY